UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2004

AMERICAN EAGLE MANUFACTURING CO.,

(Exact name of Registrant as specified in its charter)

Commission file number 00-27323

Nevada	88-0429812
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer identification no.)

2052 Corte Del Nogal Carlsbad, California	92009
(Address of principal executive offices)	(Zip code)

(760) 804-1789

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

Effective October 21, 2004, the Registrant entered into a Share Exchange Agreement with Intercommunity Financing Corp. d/b/a No Borders, a California corporation (“No Borders”) (the “Share Exchange Agreement”). Pursuant to the Share Exchange Agreement, the Registrant acquired one hundred percent of the issued and outstanding shares of No Borders (the “Shares”). In consideration for the Shares, the Registrant issued 40,000,000 shares of its common stock to No Borders representing approximately 90% of the issued and outstanding shares of the common stock of the Registrant after giving effect to the No Borders acquisition. Although the consideration to be delivered pursuant to the Share Exchange Agreement has not been exchanged at the time of this filing, the Share Exchange Agreement provides that each party to the Share Exchange Agreement will deliver the respective stock certificates on or before October 31, 2004.

Bad Toys Holdings, Inc., a Nevada corporation, previously controlled the Registrant, however, after giving effect to the No Borders acquisition, Bad Toys Holdings, Inc. owns approximately 7% of the outstanding shares of the Registrant’s common stock.

Section 5 - Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

The disclosure made in response in Section 2.01 is hereby incorporated by reference herein.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report. The Registrant will file the required financial statements within 71 days of the filing date of this report.

(b) Pro forma financial information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report. The Registrant will file the required pro forma financial information within 71 days of the filing date of this report.

(c) Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Eagle Manufacturing Company
(Registrant)

Date: October 27, 2004	By:	/s/ Larry N. Lunan
Chief Executive Officer